Exhibit 31.2

Sarbanes – Oxley Section 302 Certification

I, James J. Judge, certify that:

1.	I have reviewed this report on Form 10-K/A of NSTAR;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 9, 2012	By:	/S/ JAMES J. JUDGE
James J. Judge
Senior Vice President and Chief Financial Officer (Principal Financial Officer)